UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2020

CCF HOLDINGS LLC

(Exact name of registrant as specified in its charter)

Delaware	333-231069	83-2704255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5165 Emerald Parkway, Suite 100
Dublin OH 43017
(Address of principal executive offices) (Zip code)

888-513-9395
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities Registered pursuant to Section 12(b) of the Act: none

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 7, 2020, CCFI Funding II, LLC, a subsidiary non-guarantor of CCF OpCo, LLC, entered into a Second Amended and Restated Loan and Security Agreement (the “Amended Loan and Security Agreement”) with Ivy Funding Nine, LLC, as lender.  The Amended Loan and Security Agreement extends the maturity date of the credit facility to April 30, 2021, and it requires the payment of a make-whole fee if the credit facility is prepaid at any time prior to maturity such that the outstanding principal balance is less than $35.0 million.  The Amended Loan and Security Agreement did not make any additional material changes to the credit facility other than a reduction in the size of the credit facility to $65.0 million on April 30, 2020.

Item 9.01 Exhibits

10.1 Second Amended and Restated Loan and Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CCF Holdings LLC

Dated: February 11, 2020	By:	/s/ Michael Durbin
Michael Durbin
Executive Vice President, Chief Financial Officer, Chief Administrative Officer, and Treasurer